Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 of Future FinTech Group Inc. of our report dated March 31, 2018 relating to the financial statements for the years ended December 31, 2017 and 2016, which appear in the 2017 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Wang Certified Public Accountant, P.C.
Wang Certified Public Accountant, P.C.
Flushing, NY

May 4th, 2018